Exhibit 10(a)(xxxv)
COUSINS PROPERTIES INCORPORATED
2021 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE AND SCOPE OF THE PLAN

1.1Purpose and Scope. The purpose of the Cousins Properties Incorporated 2021 Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is to provide employees of the Company and its Participating Subsidiaries with an opportunity to purchase Shares of the Company on a payroll deduction basis.

1.2Code Section 423. The Company intends the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (an “Employee Stock Purchase Plan”), but makes no representation or undertaking to maintain such status. The provisions of the Plan will, with respect to the grant of Options and issuance of Shares, be construed so as to extend and limit participation on a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

1.3Separate Offerings. The Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan).

1.4Participating Subsidiaries. The Committee will designate which Subsidiaries are to participate as Participating Subsidiaries in each separate Offering. As of the Effective Date, the sole Participating Subsidiary is Cousins Employees, LLC, a wholly-owned subsidiary of the Company.

ARTICLE II
DEFINITIONS

    Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearing indicates to the contrary. The singular pronoun shall include the plural where the context so requires.

    2.1    “Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant in accordance with Article V hereof.

2.2     “Affiliate” shall mean the Company and any Parent or Subsidiary of the Company.

    2.3    “Board” shall mean the Board of Trustees of the Company.

Exhibit 10(a)(xxxv)
    2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended, including regulations promulgated, and guidance issued, thereunder.

    2.5    “Committee” shall mean the Compensation, Succession, Nominating and Governance Committee of the Board or any other committee designated by the Board to administer the Plan.

    2.6    “Company” shall mean Cousins Properties Incorporated, a Georgia real estate investment trust, and any successor company.

    2.7    “Compensation” of an Employee shall mean the regular straight time earnings, base salary, commissions, vacation pay, holiday pay, jury duty pay, funeral leave pay or military pay paid to the Employee by the Company or any Affiliate on each Payday as compensation for the services to the Company or any Affiliate before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan or any plan pursuant to Section 125 of the Code of the Company or any Affiliate, including prior week adjustments and overtime, and annual bonuses, but excluding one-time bonuses (such as retention or sign-on bonuses), fringe benefits (including, without limitation, employer gifts), education or tuition reimbursements, imputed income arising under any Company or Affiliate group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units, or other compensatory equity awards, and all contributions made by the Company or any Affiliate for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholding but shall be withheld from the Employee’s net income.

    2.8    “Contributions” shall mean all payroll deduction amounts, including any amounts deducted from bonus or commission payments, that are credited to a Participant’s Account. Contributions to the Plan may only be made through deductions to payroll.

    2.9    “Corporate Transaction” shall mean (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, extraordinary cash dividend or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (iii) any other transaction or event having an effect similar to the foregoing.

    2.10    “Disability” shall mean, with respect to a Participant, the Participant’s becoming eligible for permanent and total disability benefits under a long-term disability plan of the Company or any Affiliate.

Exhibit 10(a)(xxxv)
    2.11    “Effective Date” shall mean October 26, 2021, the date on which the Plan was adopted by the Board, provided that the Plan shall qualify as an Employee Stock Purchase Plan only if it is approved by the Company’s shareholders within the 12 month period following the Effective Date.

    2.12    “Eligible Employee” shall have the meaning set forth in Section 3.1 hereof.

    2.13    “Employee” shall mean any person who renders services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any trustee of the Company or a Participating Subsidiary who does not render services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401 of the Code.

    2.14    “Employee Stock Purchase Plan” shall have the meaning set forth in Section 1.2 hereof.

    2.16    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

    2.17    “Expiration Date” shall mean the tenth (10th) anniversary of the Effective Date.

    2.18    “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:
    (a)     if the Shares are (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

        (b)     if the Shares are not listed on an established securities exchange, national market system or automated quotation system, but the Shares are regularly quoted by recognized securities dealers, its Fair Market Value shall be the mean of the high bid and low asked prices for a Share for such date, or if there are no high bid and low asked prices for a Share on such date, the mean of the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

        (c)     if the Shares are neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith, and such determination shall be conclusive and binding on all persons.

Exhibit 10(a)(xxxv)
    2.20    “Initial Offering Period” shall mean the period commencing on December 1, 2021, or such later date as determined by the Committee, and ending on November 30, 2022, or such later date as determined by the Committee.

    2.21    “Offering” shall mean the grant to Eligible Employees of Options, with the exercise of those Options automatically occurring at the end of one or more Purchase Periods.

    2.22    “Offering Date” shall mean the date selected by the Committee for an Offering to commence.

    2.23    “Offering Period” shall mean (i) the Initial Offering Period and (ii) each 12-month period commencing on each December 1 and ending on each subsequent November 30, that occurs during the term of the Plan following the commencement of the Initial Offering Period, unless otherwise determined by the Committee in its discretion; provided, however, that no Offering Period shall have a duration exceeding 27 months.

    2.24    “Option” shall mean the right to purchase Shares pursuant to the Plan during each Offering Period.

2.25    “Parent” shall mean a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

    2.26    “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

    2.27    “Participating Subsidiary” shall mean any Subsidiary, whether now or subsequently established, and designated by the Committee as eligible to participate in the Plan. As of the Effective Date, the sole Participating Subsidiary is Cousins Employees, LLC.

    2.28    “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Participating Subsidiary.

    2.29    “Plan” shall have the meaning ascribed to it in the preamble.

    2.30    “Purchase Date” shall mean the last Trading Day of each Purchase Period.

    2.31    “Purchase Period” shall mean, with respect to any Offering Period, unless otherwise determined by the Committee in its discretion, each twelve (12)-month period (i) commencing on December 1 and ending on November 30. The Purchase Period and Offering Period may, but need not, be the same period in the discretion of the Committee.

Exhibit 10(a)(xxxv)
    2.32    “Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a Share on the first Trading Day of the Offering Period or eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date, whichever is less; provided, however, that the Committee reserves the right to increase the Purchase Price in its discretion for any Offering Period that has not yet commenced.

    2.33    “Retirement” shall mean, with respect to a Participant, the Participant’s termination of employment with the Company or a Participating Subsidiary after the date on which the Participant has attained age 65 or has attained age 60 and the sum of the Participant’s whole years of age plus the Participant’s whole completed years of service with the Company, any Subsidiary or Affiliate equals at least 65.

    2.34    “Share” shall mean a share of common stock, $1.00 par value, of the Company, as adjusted from time to time pursuant to Article XIII hereof.

    2.35    “Subsidiary” shall mean any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, provided that a limited liability company or partnership may be treated as a Subsidiary to the extent either (i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

    2.36    “Trading Day” shall mean a day on which the principal securities exchange or the national market system on which the Shares are listed is open for trading or, if the Shares are not listed on a securities exchange or national market system, shall mean a business day, as determined by the Committee in good faith.

    2.37    “Withdrawal Election” shall mean the meaning set forth in Article VIII hereof.

Exhibit 10(a)(xxxv)
ARTICLE III
ELIGIBILITY

    3.1    Eligible Employees. Subject to Section 3.2, below, any person who is an Employee, with the exception of any Employee whose customary employment is not for more than 20 hours per week or five months per year, on the Offering Date in a given Offering Period will be eligible to participate in the Plan for that Offering Period subject to the requirements of Article IV and the limitations imposed by Section 423(b) of the Code; provided that, notwithstanding the foregoing, the Committee may, on a prospective basis, (i) impose an eligibility service requirement of up to two years of employment, and (ii) exclude from participation in the Plan a designated group of highly compensated employees (within the meaning of Section 414(q) of the Code) (each Employee eligible to participate in the Plan pursuant to this Article III, an “Eligible Employee”); provided, however, that an Eligible Employee who works for a Participating Subsidiary and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan to violate Section 423 of the Code; and, provided further, that, an Eligible Employee (or group of Eligible Employees) may be excluded from participation if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason, provided, however, that no such exclusion shall occur in the event it would jeopardize the compliance of the Plan with the requirements of Section 423 of the Code.

3.2    5% Holders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose shares would be attributed to the Employee pursuant to Section 424(d) of the Code) owns capital stock of the Company and/or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary.

Exhibit 10(a)(xxxv)
ARTICLE IV
ENROLLMENT

An Eligible Employee may become a Participant in the Plan by completing any required enrollment documents provided by the Committee or its designee and submitting such documents to the Committee or its designee in accordance with the rules established by the Committee. Participation in the Plan is entirely voluntary. The enrollment documents will set forth the amount of the Participant’s Compensation, in an amount up to fifteen percent (15%) of the Participant’s Compensation, or such other minimum and maximum dollar amounts or percentages of Compensation as may be designated by the Committee, to be paid as Contributions pursuant to the Plan. Enrollment documentation must be completed and delivered to the Committee or its designee no later than the close of business on the fifth (5th) business day prior to the applicable Offering Date, or by such other time as the Committee may determine. Enrollment will be effective as of the Offering Date next following the Committee’s or its designee’s receipt of properly and timely completed enrollment documents.

ARTICLE V
CONTRIBUTIONS

    5.1    Payroll Deductions. An Eligible Employee may elect to participate in an Offering under the Plan by way of regular payroll deductions made on each Payday during the Offering Period, and/or by way of one or more lump sum payroll deductions with respect to annual bonus or commission payments made on one or more Paydays during the Offering Period. The Committee may permit Eligible Employees to make separate elections with respect to the Eligible Employee’s annual bonus Compensation and the Eligible Employee’s other Compensation. A Participant’s election will be set forth in the enrollment documents for the Offering Period. A Participant’s payroll deductions will begin on the first Payday following the Offering Date and will end on the last Payday on or before the Purchase Date of the Purchase Period, unless the Participant elects to withdraw from the Plan as provided in Article VIII or ceases Contributions during the Offering Period. All payroll deductions shall be credited to a Participant’s Account.

    5.2    Changes to Contributions. Unless otherwise determined by the Committee, a Participant may not increase the dollar amount or percentage of Compensation contributed by way of payroll deductions after commencement of an Offering Period. A Participant may decrease his or her payroll deductions or lump sum Contributions once during each Purchase Period by delivery of a new payroll deduction form to the Committee. The change will become effective as soon as administratively practicable after receipt. A Participant may cease Contributions to the Plan at any time. Unless the Participant makes a Withdrawal Election as provided in Article VIII, upon a cessation of Contributions to the Plan during an Offering Period, the funds in the Participant’s Account will not be refunded to the Participant but instead will be used to purchase Shares for the Participant on the Purchase Date.

Exhibit 10(a)(xxxv)
    5.3    No Interest; No Trust or Segregation. No interest or other earnings will accrue on a Participant’s Account or Contributions to the Plan. The Company shall have no obligation to hold a Participant’s Account in a trust or any segregated account.

    5.4    Automatic Re-enrollment. The payroll deduction rate or amount, as applicable, selected by the Participant for an Offering shall remain in effect for subsequent Offerings unless the Participant timely submits new enrollment documents to change the Contribution amount for a subsequent Offering Period in accordance with the rules established by the Committee.

ARTICLE VI
SHARE PURCHASES

    6.1    Automatic Purchase. On each Purchase Date, subject to such Participant remaining an Eligible Employee through such Purchase Date, each Participant shall be deemed, automatically and without further action on the part of the Participant, to have elected to purchase the largest number of whole, or if determined in the Committee’s discretion, fractional Shares, that the Contributions in the Participant’s Account can purchase at the Purchase Price on the Purchase Date, subject to the limitations of Article VII. Except as otherwise specified by the Committee, any Contributions that are not sufficient to purchase a whole Share and any other amounts remaining in a Participant’s Account after the Purchase Date will be returned to the Participant.

    6.2    Delivery of Shares. As soon as practicable after each Purchase Date, the Committee will arrange for the delivery of the Shares purchased by the Participants on the Purchase Date. The Committee may require that Shares purchased under the Plan be deposited directly with a provider designated by the Committee. Except as may be otherwise specified by the Committee, Shares shall be retained by the designated provider for a one-year period of time commencing upon delivery of Shares. The Committee may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or restrict transfer of the Shares.

    6.3    Notice Requirements. The Committee may require, as a condition to participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares purchased pursuant to the Plan within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.

    6.4    Shareholder Rights. A Participant will have no interest or dividend or voting rights in a Share until a Share has been purchased on the Participant’s behalf under the Plan and delivered pursuant to Section 6.2.

Exhibit 10(a)(xxxv)
ARTICLE VII
LIMITATION ON PURCHASES

    7.1    Purchase Period Limitation. Subject to the calendar year limit provided by Section 7.2, the maximum number of Shares that a Participant will have the right to purchase in any Offering Period pursuant to an Option intended to qualify under Section 423 of the Code will be 2,500 Shares.

    7.2    Calendar Year Limitation. No Employee participating in the Plan shall be granted an Option to purchase Shares if such right, when combined with all other rights and options granted under all Employee Stock Purchase Plans of the Company, its Subsidiaries or any Parent, would permit the Employee to purchase Shares with a Fair Market Value (determined at the time the right or Option is granted) in excess of $25,000.00 for each calendar year in which the right or Option is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code.

    7.3    Refunds. As of the first Purchase Date on which this Article VII limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate and no further Contributions shall be paid to or accepted by the Company, and the Participant will receive a refund of the balance in the Participant’s Account as soon as practicable after the Purchase Period.

ARTICLE VIII
WITHDRAWAL FROM PARTICIPATION

A Participant may withdraw all, but not less than all, of the Contributions credited to the Participant’s Account at any time before a Purchase Date by notifying the Committee or its designee of the Participant’s election to withdraw (a “Withdrawal Election”), pursuant to rules specified by the Committee. If a Participant makes a Withdrawal Election, all of the Participant’s Contributions credited to the Participant’s Account will be returned to the Participant and the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Offering Period and the subsequent Offering Period. A Participant’s Withdrawal Election during an Offering Period will not have any effect on the Participant’s eligibility to participate in the Plan during the second Offering Period following the Offering Period in which the Withdrawal Election is made or any subsequent Offering Period.

Exhibit 10(a)(xxxv)
ARTICLE IX
EMPLOYMENT TERMINATION

    9.1    Termination Other Than Death, Disability or Retirement. If a Participant’s employment with the Company or a Participating Subsidiary terminates for any reason other than death, Disability or Retirement (as described in Sections 9.2 and 9.3 below) prior to a Purchase Date, the Participant will cease to participate in the Plan and the Company will refund to the Participant the balance in the Participant’s Account.

    9.2    Ineligible Employee. If at any time during a Purchase Period a Participant dies or ceases to be an Eligible Employee for any reason other than employment termination, at the election of the Participant, or the Participant’s legal representative in the event of the Participant’s death, the Participant’s Account will be (i) distributed to the Participant, or to the Participant’s estate in the event of the Participant’s death, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Article VI. Section 9.2(ii) shall apply in the event the Participant or legal representative fails to make a timely election pursuant to rules established by the Committee.

    9.3    Termination Due to Disability or Retirement. If a Participant’s employment with the Company or a Participating Subsidiary terminates during a Purchase Period due to Disability or Retirement no more than three months before the Purchase Date for the Purchase Period, at the Participant’s election, the balance in the Participant’s Account will be (i) distributed to the Participant, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Article VI. Section 9.3(ii) shall apply in the event the Participant fails to make a timely election pursuant to rules established by the Committee.

    9.4    Leaves of Absence. The Committee may establish rules regarding when leaves of absence will be considered a termination of employment. Notwithstanding the foregoing, where a period of leave exceeds ninety (90) days, a Participant’s employment relationship with the Company or a Participating Subsidiary will be deemed to have terminated on the ninety-first (91st) day of such leave unless the Participant’s right to reemployment is guaranteed either by statute or contract.

ARTICLE X
PLAN ADMINISTRATION

The Plan will be administered by the Committee. The Board may from time to time fill vacancies on the Committee. Subject to the express provisions of the Plan, the Committee will have the power to:

    (i)    determine how and when Options will be granted and the provisions of each Offering, which need not be identical;

Exhibit 10(a)(xxxv)
    (ii)    exercise discretionary authority to construe and interpret the Plan and to take any actions necessary to implement the Plan;

(iii)    prescribe, amend, and rescind rules and regulations relating to the Plan;

(iv)    make all determinations necessary or advisable in administering the Plan;

    (v)    settle all controversies regarding the Plan and Options granted thereunder;

    (vi)    amend, suspend or terminate the Plan at any time as provided in Article XV;

    (vii)    exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and the Participating Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan;

    (viii)     adopt such rules, procedures and sub-plans under the Plan relating to the operation and administration of the Plan as necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the plan by Eligible Employees who are foreign nationals or employed or located outside of the United States;

(ix)    determine the length and timing of Offering Periods and Purchase Periods and the associated Offering Dates and Purchase Dates;

    (x)    determine whether an Employee is an Eligible Employee as of any Offering Date or Purchase Date; and

(xi)     determine which Subsidiaries will be designated as Participating Subsidiaries eligible to participate in the Plan and Offerings thereunder.

All actions and determinations by the Committee in good faith shall be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary or advisable for the proper administration of the Plan. The Committee may also delegate its authority to administer to the Plan, to the extent permitted by law, to any individual or group of individuals.

ARTICLE XI
RIGHTS NOT TRANSFERABLE

Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant.

Exhibit 10(a)(xxxv)
ARTICLE XII
RESERVED SHARES

12.1.    Reserved Shares. Subject to adjustments as provided in Article XIII, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is Three Million (3,000,000) Shares.

12.2.    Incomplete Exercise. If any Option terminates without having been exercised in full, the Shares not purchased under such Option will again become available for issuance under the Plan.

12.3.    Shares Issued. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company on the open market.

ARTICLE XIII
CAPITAL CHANGES

In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving entity, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the Purchase Price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding upon all persons. If the Company is a party to a Corporate Transaction and the Company is not the surviving entity, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

ARTICLE XIV
PLAN APPROVAL

The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

ARTICLE XV
AMENDMENT AND TERMINATION

15.1    Amendment. The Committee may at any time and from time to time amend the Plan in any respect. The shareholders of the Company, however, must approve any amendment required under Section 423 of the Code or any applicable listing requirement of any stock exchange on which the Shares are listed.

Exhibit 10(a)(xxxv)
15.2    Termination. The Plan and all rights of Employees under the Plan will terminate: (a) on the Purchase Date on which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Article XII, or (b) at any date at the discretion of the Committee. In the event the Plan terminates under circumstances described in (a), above, reserved Shares remaining as of the Termination Date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant’s Account. Upon termination of the Plan, each Participant will receive the remaining balance in the Participant’s Account.

ARTICLE XVI
GOVERNMENT REGULATIONS

16.1    Compliance with Law. The Plan, the grant and exercise of Options, and the Company’s obligation to sell and deliver Shares upon the exercise of Options, will be subject to all applicable federal, state and foreign laws, rules regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. The Company shall not be under any obligation to issue Shares upon the exercise of any Option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof, (ii) any applicable listing requirement of any stock exchange on which the Shares are listed has been satisfied, and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied. The Committee may withhold from any payment due under the Plan or take any other action it deems appropriate to satisfy any federal, state of local tax withholding requirements.

16.2    Section 409A. Neither the Plan nor any Option granted hereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the Effective Date (together, “Section 409A”). Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any Option may be or become subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Committee determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

Exhibit 10(a)(xxxv)
ARTICLE XVII
MISCELLANEOUS

17.1    Retirement and Welfare Plans. Neither the grant of Options nor the issuance of Shares may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

17.2    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

17.3    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or Affiliate to take any action that such entity deems to be necessary or appropriate.

17.4    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries or Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive benefits from the Company or any Subsidiary or Affiliate under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

17.5    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Participant elections) in a manner prescribed by the Committee.

Exhibit 10(a)(xxxv)
17.6    No Representation or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, Affiliates, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Option granted or any Shares issued to any Participant under the Plan including, but not limited to, when and to what extent such Options or Shares may be subject to tax, penalties and interest under the Tax Laws.

17.7    Indemnification. Subject to requirements of the laws of the state of Georgia, each individual who is or shall have been a member of the Board or the Committee, or an officer of the Company or other person to whom authority was delegated in accordance with Article X, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful or gross misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.8    Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Subsidiary or Affiliate or any division respectively thereof.

Exhibit 10(a)(xxxv)
ARTICLE XVIII
GOVERNING LAW

The Plan will be governed by the laws of the state of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to the Plan. The Plan shall be construed in a manner consistent with the Company’s status as a real estate investment trust (“REIT”). No Options will be granted, and no Shares will be issued: (i) to the extent that the grant of Options or issuance of Shares could cause the Participant or any other person to be in violation of the ownership limit or any other provision of the Company’s organizing documents; or (ii) if, in the discretion of the Committee, the grant of Options or issuance of Shares could impair the Company’s status as a REIT.